UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 2, 2008

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Kensington Centre, 66 Hammersmith Road, London, United Kingdom	W14 8UD
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   011-44-20-7605-1151

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 2, 2008, MGT Capital Investments Inc. (“the Company”) entered into a short term fully secured loan facility with its bankers, Bank Sarasin & Company Limited of Basel, Switzerland (“Bank Sarasin”) to borrow approximately $16,120,000 for a period lasting until April 28, 2008.  The period length was based on the maturing of certain Company capital deposits with Bank Sarasin.  The purpose of the short term loan facility is for payment of an off-market share buyback transaction approved by the Company’s Board of Directors on March 11, 2008.

Interest on the short term loan facility will be charged at a rate of 3.45% per annum, costing the Company approximately $5,000 (net of interest earned on the Company’s capital deposits) for the period from April 2, 2008 to April 28, 2008.  The capital and interest on the loan will be repaid on April 28, 2008 from the maturity of certain Company capital deposits with Bank Sarasin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ TIM PATERSON-BROWN
Tim Paterson-Brown
Chairman and Chief Executive Officer
Date: April 4, 2008